UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2005

SUNCOAST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-70231	65-0827141
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8592 Potter Park Drive, Suite 200, Sarasota, Florida	34238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (941) 923-0500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement.

On September 6, 2005, SunCoast Bank, a subsidiary of SunCoast Bancorp, Inc. (the “Company”) entered into an Owner-Contractor Agreement with Fred M. Starling, Inc. (the “Contractor”), effective as of August 30, 2005, for the construction of a full-service branch bank office building in Bradenton, Florida.

The total cost of construction under the contract is estimated to be $1,468,054 and the building is expected to be completed in the first quarter of 2006. However, SunCoast Bank plans to open the branch office for business in a temporary facility on the site in October 2005.

ITEM 9.01.	Financial Statements and Exhibits.

The following exhibit is filed with this Report.

Exhibit No.	Description
10.1	Owner-Contractor Agreement between the Company and Fred M. Starling, Inc. dated as of August 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOAST BANCORP, INC.

Dated: September 9, 2005	By:	/s/ John S. Wilks
John S. Wilks, Senior Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Owner-Contractor Agreement between the Company and Fred M. Starling, Inc. dated as of August 30, 2005.